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                                                   Registration No. Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
   SECTION 305(b)(2)

                              WILMINGTON TRUST FSB
               (Exact name of trustee as specified in its charter)

     Delaware                                       52-1877389
(State of incorporation)                (I.R.S. employer identification no.)



                               542 Riverside Drive
                            Salisbury, Maryland 21801
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)

                         HANOVER EQUIPMENT TRUST 2001B
               (Exact name of obligor as specified in its charter)


        Delaware                                    51-6523442
(State of incorporation)                 (I.R.S. employer identification no.)





      c/o Wilmington Trust Company
  1100 North Market Street, Rodney Square North
           Wilmington, Delaware                               19890-0001
(Address of principal executive offices)                      (Zip Code)



                       8.75% Senior Secured Notes due 2011
                       (Title of the indenture securities)


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ITEM 1. GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Office of Thrift Supervision
          1475 Peachtree Street, N.E.
          Atlanta, GA 30309

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each affiliation:

          Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 16. LIST OF EXHIBITS.

          List below all exhibits filed as part of this Statement of Eligibility and Qualification.

     A. Copy of the Federal Stock Savings Bank Charter of Wilmington Trust FSB, which includes the certificate of authority of Wilmington Trust FSB to commence business and the authorization for Wilmington Trust FSB to exercise corporate trust powers.
     B.   Copy of By-Laws of Wilmington Trust FSB.
     C. Consent of Wilmington Trust FSB required by Section 321 (b) of Trust Indenture Act.
     D.   Copy of most recent Report of Condition of Wilmington Trust FSB.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust FSB, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 30th day of April, 2002.




                                     WILMINGTON TRUST FSB

[SEAL]
                                     By: /s/ John M. Beeson, JR.
Attest:-------------------------        ------------------------
       Assistant Secretary           Name: JOHN M. BEESON, JR.
                                     Title: Vice President

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                                   EXHIBIT A
                                                         Charter No. 6012

                       FEDERAL STOCK SAVINGS BANK CHARTER
                       ----------------------------------

                              WILMINGTON TRUST FSB

                          As existing on June 10, 1994.




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                       FEDERAL STOCK SAVINGS BANK CHARTER

                              WILMINGTON TRUST FSB

     SECTION 1. Corporate Title. The full corporate title of the savings bank is Wilmington Trust FSB.

     SECTION 2. Office. The home office shall be located in Salisbury, Maryland.

     SECTION 3. Duration. The duration of the savings bank is perpetual.

     SECTION 4. Purpose and Powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under
Section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

     SECTION 5. Capital Stock. The total number of shares of all classes of the capital stock which the savings bank has the authority to issue is 10,000,000, all of which shall be common stock of par value of $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extend that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extend direct investment in such property would be permitted to the savings bank), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares of as a share dividend shall be deemed to be the consideration for their issuance.

     Except for shares issuable in connection with the conversion of the savings bank from the mutual to stock form of capitalization, no shares of common stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan

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under which they would be issued has been approved by a majority of the total votes eligible to be cast as a legal meeting.

     The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the savings bank, to receive the remaining assets of the savings bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     SECTION 6. Preemptive Rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

     SECTION 7. Directors. The savings bank shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be fewer than five nor more than fifteen except when a greater number is approved by the OTS.

     SECTION 8. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the savings bank, then preliminarily approved by the OTS, which preliminary approval may be granted by the OTS pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the OTS in accordance with regulatory procedures or on such other date as the OTS may specify in its preliminary approval.

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                                   EXHIBIT B

                                     BY-LAWS

                                       OF

                              WILMINGTON TRUST FBS

                        As existing on November 10, 1995

                        BY-LAWS OF WILMINGTON TRUST FBS

                             ARTICLE I - HOME OFFICE

The home office of this savings bank shall be at 542 Riverside Drive, in the County of Wicomico, in the State of Maryland.

                            ARTICLE II - SHAREHOLDERS

     SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the savings bank or at such other place in the State in which the principal place of business of the savings bank is located as the board of directors may determine.

     SECTION 2. Annual Meeting. A meeting of the shareholders of the savings bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually within 120 days after the end of the savings bank's fiscal year on the third Thursday in April, if not a legal holiday, and if a legal holiday, at 10:00 A.M. or at such other date and time within at such 120-day period as the board of directors may determine.

     SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("OTS"), may be called at any time by the chairman of the board, the president or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the savings bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the savings bank addressed to the chairman of the board, the president, or the secretary.

     SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the OTS or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in Section 6 of

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this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time or place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the savings bank shall make a complete list of shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the savings bank and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prinwfacie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in (S)552.6(d) of the OTS's regulations as now or hereafter in effect.

     SECTION 8. Quorum. A majority of the outstanding shares of the savings bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Proxies solicited

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on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the shareholders of the savings bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the savings bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. Cumulative Voting. Every shareholder entitled to vote at an election for directors shall have the right to vote, in person by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

     SECTION 13. Inspectors of Election. In advance of any meeting of shareholders, the

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board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the savings bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the savings bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the savings bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the savings bank at least five days before the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of this savings bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and one or more presidents from among its members, and shall designate, when present, either the chairman of the board or one of the presidents to preside at its meetings.

     SECTION 2. Number and Term. The board of directors shall consist of not less than five nor more than fifteen members, the precise number of which shall be fixed by resolution of the board of directors from time to time. The directors shall be elected annually, and shall serve for the ensuing year and until their respective successors are duly elected and qualified.

     SECTION 3. Regular and Special Meetings. Regular and special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call meetings of the board of directors may fix any place as the place for holding that meeting.

     Members of the board of directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and, if the board of directors so determines, shall constitute attendance for purpose of entitlement to compensation pursuant to Section 11 of this Article.

     SECTION 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the savings bank unless the savings bank is a wholly owned subsidiary of a holding company.

     SECTION 5. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting

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for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need to be specified in the notice or waiver of notice of such meeting.

     SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7. Manner of Acting. The act of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by the regulations of the OTS or these bylaws.

     SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

     SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the savings bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     SECTION 10. Vacancies. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors for may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 11. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance, whether in person or by telephone, at any regular or special meeting of the Board of directors.

     Members of either standing or special committees may be allowed such compensation for attendance, whether in person or by telephone, at committee meetings as the Board of directors may determine from time to time.

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

     SECTION 12. Presumption of Assent. A director of the savings bank who is present at a meeting of the board of directors at which action on any savings bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered into the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the savings bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 13. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the savings bank, or recommending to the stockholders a plan of merger, consolidation or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the savings bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the savings bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of

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
the executive committee.

     SECTION 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     SECTION 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by a resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the savings bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. Other Committees. The board of directors may by resolution establish an audit, loan or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the savings bank and may prescribe the duties, constitution, and procedures thereof.

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

                             ARTICLE V - OFFICERS

     SECTION 1. Positions. The officers of this savings bank shall be one or more presidents, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. One of the presidents shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president(s) shall be director(s) of this savings bank. The offices of secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors also may elect or authorize the appointment of such other officers as the business of this savings bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. Election and Term of Office. The officers of this savings bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the savings bank to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the savings bank would be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

              ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. To the extent permitted by regulations of the OTS, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any of officer, employee or agent of the savings bank to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the savings bank. Such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the savings bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the savings bank shall be signed by one or more officers, employees or agents of the savings bank in such manner as shall from time to time be determined by the board of directors.

     SECTION 4. Deposits. All funds of the savings bank not otherwise employed shall be deposited from time to time to the credit of the savings bank in any duly authorized depositories as the board of directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares. Certificates representing shares of capital stock of the savings bank shall be in such form as shall be determined by the board of directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the savings bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the savings bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, the number of shares and date of issue, shall be entered on the stock transfer books of the savings bank. All certificates surrendered to the savings bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings bank as the board of directors may prescribe.

     SECTION 2. Transfer of Shares. Transfer of shares of the capital stock of the savings bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the savings bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the savings bank shall be deemed by the savings bank to be the owner for all purposes.

                          ARTICLE VIII - FISCAL YEAR

     The fiscal year of this savings bank shall end on the 31st day of December of each year.

                             ARTICLE IX - DIVIDENDS

     Subject to the terms of the savings bank's charter and the regulations and orders of the OTS, the board of directors may, from time to time, declare, and the savings bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

     The board of directors shall approve a savings bank seal which shall be two concentric circles between which shall be the name of the savings bank. The year of incorporation or an emblem may appear in the center.

                            ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the OTS at any time by a majority of the full board of directors or by a majority vote of the votes cast by the stockholders of the savings bank at any legal meeting.

                                   EXHIBIT C

                             Section 321(b) Consent

     Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust FSB hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                           WILMINGTON TRUST FSB


Dated:
                                           By: /s/ John M. Beeson, JR.
                                              ------------------------
                                           Name: JOHN M. BEESON, JR.
                                           Title:   Vice President

                                   EXHIBIT D

REPORT OF CONDITION

WILMINGTON TRUST FSB               SALISBURY
---------------------------- of -----------------
    Name of Bank                     City

in the State of Maryland , at the close of business on December 31, 2001.

ASSETS                                                      Thousands of dollars

Cash, Deposits and Investment Securities:............................    22,384
Mortgage Pool Securities:............................................     4,560
Mortgage Loans:......................................................    67,769

Nonmortgage Loans:...................................................    41,237
         Commercial Loans:.......................   5,327
         Consumer Loans:.........................  36,611

Repossessed Assets:..................................................       151
Office Premises and Equipment........................................     4,726
Other Assets:........................................................     3,612
Total Assets:........................................................   144,439

LIABILITIES

Deposits:............................................................    48,972
Escrows..............................................................       140
Unamortized Yield Adjustments on Deposits............................         0
Borrowings:..........................................................    81,875
Other Liabilities:...................................................     3,332
Total Liabilities:...................................................   134,319

EQUITY CAPITAL

Perpetual preferred stock:...........................................         0
Common Stock:
          Par Value..................................................     2,500
          Paid in Excess of Par......................................    12,000
Unrealized gains (losses) on available-for-sale securities...........        84
Retained Earnings....................................................    (4,464)
Other Components of Equity Capital...................................         0
Total Equity Capital.................................................    10,120

Total Liabilities, Redeemable Preferred Stock,
  Minority Interest and Equity Capital...............................   144,439